Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Stabilis Solutions, Inc. of our report dated March 16, 2021 with respect to our audit of the consolidated financial statements of Stabilis Solutions, Inc. and Subsidiaries as of and for the years ended December 31, 2020 and 2019.
/s/ Ham, Langston & Brezina, L.L.P.
Houston, Texas
November 30, 2021